Exhibit 99

For immediate release:	Contact: Andy McCormick
January 22, 2007	212-733-5469
Paul Fitzhenry
212-733-4889

PFIZER ANNOUNCES PRIORITIES TO DRIVE IMPROVED PERFORMANCE, POSITION COMPANY FOR FUTURE SUCCESS AND ENHANCE TOTAL SHAREHOLDER RETURN

Company’s Plan Focuses On:
Maximizing Revenues from Current Product Portfolio
Investing in Medium- and Long-Term Growth Opportunities through Internal Pipeline and Externally Sourced Products
Establishing Lower, More Flexible Cost Base
Creating Smaller, More Focused and Accountable Operating Units

NEW YORK, January 22 – Pfizer Chairman and Chief Executive Officer Jeffrey B. Kindler today announced the company’s immediate priorities to drive improved performance, position Pfizer for future success and enhance total shareholder return. Executing on those priorities will mark the beginning of an ongoing process to change the way Pfizer does business.

“Pfizer is a great company with a great future,” Kindler said. “We are facing significant challenges, however, in a profoundly changing business environment. I believe we must fundamentally change the way we run our company to meet these challenges and to take advantage of the diverse and attractive opportunities that we see in the marketplace.

“We need to maximize near- and long-term revenues from our current product portfolio, from our pipeline and from external opportunities,” he added. “We must reduce our absolute costs and put in place a more flexible cost structure. We are establishing smaller operating units that can enhance innovation and accountability while still drawing on the advantages that our scale and resources provide. We also are taking steps to enhance our collaborations with patients, customers, scientists and business partners, as well as to make Pfizer an even better place to work for our people. We believe executing against these key priorities will help Pfizer continue as a market and industry leader in the 21st century, and in the process, deliver superior shareholder returns over the short, medium and long term.”

PFIZER’S IMMEDIATE PRIORITIES

In a meeting with financial analysts today, Kindler and several other members of Pfizer’s leadership team -- including David Shedlarz, Vice Chairman; Ian Read, the head of Worldwide Pharmaceutical Operations; and Dr. John LaMattina, the head of Pfizer Global Research and Development -- discussed the challenges and opportunities facing the company and summarized Pfizer’s most immediate priorities.

Priority One: Maximize revenues in both the short and the long term.

• Pfizer plans to maximize revenues from its current in-line portfolio and new products. In 2007, the company will further highlight Lipitor’s unique package of benefits, build on an outstanding 2006 for Celebrex, continue Lyrica’s momentum, and introduce campaigns in support of newer medicines. In pursuing these efforts, Pfizer plans to work differently with its customers – listening better, testing new approaches, scaling up what’s working and, in the process, making the company’s medicines even more valuable.

• To expand future revenues, Pfizer is taking a number of actions to deliver more products of greater value more quickly. The company will step up its Research and Development investment in areas that are especially promising. In biotherapeutics, Pfizer will strengthen its capabilities in vaccines and antibodies. It is also dramatically simplifying the organizational structure of R&D to increase accountability, flexibility, innovation and entrepreneurship. In addition, the company will complement its accelerated internal efforts with business development activities that will secure new medicines as well as related products and services designed to enhance the value of its medicines.

David Shedlarz said, “We recognize that business development is critical to our ability to drive revenue growth in the medium to long term, along with growing our core products, successfully launching new products, and developing and accelerating our internal R&D pipeline. We are making the changes needed to our strategy, approach and capital allocation to best ensure our success in this area.” Pfizer plans to launch two new externally sourced products each year beginning in 2010.

Priority Two: Establish a smaller and more flexible cost base.

• Pfizer will generate cost savings through site rationalization in research and manufacturing, streamlined organizational structures, staff function reductions, increased outsourcing and procurement savings. The company will reallocate many of these cost savings to more value-added activities. After making those investments, Pfizer plans to achieve an absolute net reduction in the pre-tax total expense component of adjusted income1 of between $1.5 billion and $2 billion by the end of 2008, while continuing to invest in R&D, business development, emerging markets and new marketing approaches.

• The company’s cost reduction initiatives will result in the elimination of about 10,000 positions or about 10 percent of Pfizer’s total worldwide workforce by the end of next year. This includes the U.S. sales organization reductions announced previously. In Europe, Pfizer will take steps to streamline its operations, with a proposed reduction to its European field force by more than 20 percent -- subject to consultation with works councils and local labor law -- while maintaining a competitive share of voice for its medicines and a strong organization going forward.

• Pfizer will continue to consolidate its worldwide manufacturing operations with the closure of two additional manufacturing sites -- Brooklyn, NY and Omaha, NE. In addition, the company will pursue the sale of a third site in Feucht, Germany, subject to consultation with works councils and local labor law. From 2003 to 2008, Pfizer will have reduced its network of manufacturing plants around the world from 93 to 48, including sites announced today. Pfizer manufacturing has achieved and will continue to achieve substantial cost savings while maintaining its high-quality manufacturing standards.

• In Research and Development, the company is planning to close three research sites in the United States -- Ann Arbor, MI, Esperion (also in Ann Arbor) and Kalamazoo, MI (where the company will continue to maintain a large manufacturing and Animal Health presence) -- and is proposing to close research sites in Nagoya, Japan and Amboise, France, subject to consultation with works councils and local labor law.

“These and other actions will allow us to reduce costs in support services and ‘bricks and mortar’ and to redeploy hundreds of millions of dollars into the discovery and development work of our scientists,” said Dr. LaMattina.

Pfizer said it will do everything it can to offer support and benefits to all colleagues affected by these difficult actions, and said it was committed to working with community leaders to mitigate the impact of these closures in whatever way it can.

“These are, of course, complex issues where we must balance many different considerations, and they are, without doubt, among the most difficult decisions we have to make,” said Kindler. “We have thought long and hard about these steps, because we are acutely aware of their impact on colleagues and the communities where we are located.”

Priority Three: Create smaller, more focused and entrepreneurial business units that will enhance innovation and draw on the advantages of our scale and resources.

• Pfizer is restructuring U.S. Pharmaceutical Operations into four distinct business units, each led by a general manager with profit-and-loss accountability, and a fifth business unit responsible for customer support and specifically focused on managed care and access. No change in the field force organization will be required as these units mirror the existing structure. Each unit will have the dedicated resources needed to drive the business, including medical, marketing and sales.

• Pfizer said it will simplify its R&D organization and improve productivity by consolidating each of the research teams focused on any given therapeutic area (TA) -- currently distributed in multiple locations around the globe, in many cases -- to one of four major sites. Each TA will be run by a single leader with more responsibility, authority and accountability, as well as more control over resource decisions. Pfizer plans to exit discovery research in gastroenterology and dermatology, but will continue to develop compounds already in the pipeline and to seek external opportunities in these areas.

“Our simplified structure will help drive the growth of our expanding pipeline -- including our goal to deliver four new internally generated products per year by 2011 -- while maintaining current R&D investment levels,” said Dr. LaMattina. “This will give us the ‘best of both worlds’ -- the entrepreneurial spirit of a small company, aligned with the world-class technologies, platforms and capabilities that only a company of Pfizer’s size can provide.”

Priority Four: Actively and more meaningfully engage with customers, patients, physicians and other collaborators to provide them with greater value.

• Pfizer said it will experiment with new approaches to bringing its products to market, seeking new and more effective ways of communicating with physicians and patients, inviting payers earlier into the development process, and enhancing its collaboration with academic and other research institutions.

• Pfizer is also committed to playing a more significant role in the national dialogue on improving the delivery of care and patient access. “We must be a constructive voice with our stakeholders on healthcare policy and regulation of our products,” said Kindler. “We must be seen as a responsible and active company that is focused on solutions that work for everyone – not just for Pfizer.”

Priority Five: Make Pfizer a great place to work.

• Pfizer said that, as part of an ongoing effort to cut down on bureaucracy and reduce management layers, it has eliminated many unnecessary committees and cross-functional teams and is in the process of cutting at least three to four layers of management in its pharmaceutical, R&D and manufacturing divisions, as well as company-wide support functions.

“By reducing middle management and increasing spans of control, we’re getting leaders closer to colleagues and customers and giving colleagues a clearer line of sight to those aspects of the business for which they are accountable. As a result, our managers will delegate, empower and focus on developing colleagues more than ever, and our colleagues will grow and take on more responsibility than ever,” said Kindler.

Kindler concluded, “I am convinced that products and services that contribute meaningfully to the public’s health -- and that address areas of major unmet medical need -- will always be highly valued. But I believe Pfizer must transform the way we’ve done business in the past in order to be successful in the future.”

“Obviously, this change won’t happen overnight. It will take time, it will take discipline, and it will take determination to turn these aspirations into reality,” Kindler said. “But at Pfizer today, our goals are clear. Our leadership understands both our challenges and our opportunities. And we are committed to providing the value our customers need, the working environment our employees want and the results our owners deserve.”

Financial Guidance for 2007 and 2008

Pfizer provided the following financial guidance, at current foreign exchange rates.

For 2007:

• Revenues Comparable to 2006
• SI&A Pre-tax Component of Adjusted Income1 Decreases by about $500 Million
• R&D Pre-tax Component of Adjusted Income1 Essentially Flat from 2006 Expenditures
• Effective Tax Rate of 22.5% on Adjusted Income1 before Taxes
• Reported Diluted EPS of $1.45 to $1.55
• Adjusted Diluted EPS1 of $2.18 to $2.25, Representing Growth of 6% to 9%
• Up to $10 Billion in Common Stock Purchases
• Cash Flow from Operations of $12.5 Billion to $13.5 Billion

For 2008:

• Revenues Comparable to 2006
• Total Cost as a Pre-tax Component of Adjusted Income1 about $1.5 Billion to $2.0 Billion Lower than 2006
• Reported Diluted EPS of $1.75 to $1.93
• Adjusted Diluted EPS1 of $2.31 to $2.45, Representing Growth of 6% to 9%

Long Term Outlook -- 2009-10

• Resumption of Revenue Growth Given Contribution of New and In-Line Products and Dissipation of Loss of Exclusivity Impact

# # # # #

For additional details, please see the attached supplemental financial information and Disclosure Notice.

1 “Adjusted income” and “adjusted diluted earnings per share (EPS)” are defined as reported net income and reported diluted EPS excluding purchase-accounting adjustments, acquisition-related costs, discontinued operations, cumulative effect of a change in accounting principles, and certain significant items. As described under Adjusted Income in the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of Pfizer’s Form 10-Q for the quarterly period ended October 1, 2006, management uses adjusted income, among other factors, to set performance goals and to measure the performance of the overall company. We believe that investors’ understanding of our performance is enhanced by disclosing this measure. Reconciliations of forecasted full-year 2007 and 2008 adjusted income and adjusted diluted EPS to forecasted reported net income and reported diluted EPS are provided in the materials accompanying this report. The adjusted income and adjusted diluted EPS measures are not, and should not be viewed as, substitutes for U.S. GAAP net income and diluted EPS.

For more information on Pfizer Inc, or to request broadcast-standard video related to this announcement, please visit www.pfizer.com.

Contacts:
Media
Andy McCormick 212-733-5469
Paul Fitzhenry 212-733-4637
Investors
Ron Aldridge 212-573-3685
Carol Schimmelpfenneg 212-573-2718

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PFIZER INC
SUPPLEMENTAL FINANCIAL INFORMATION

1) Reconciliation of Forecasted 2007 and 2008 Adjusted Income1 and Adjusted Diluted EPS1 to Forecasted 2007 and 2008 Reported Net Income and Reported Diluted EPS

Full-Year 2007 Forecast

($ billions, except per-share amounts)
	Net Income(a)	Diluted EPS(a)
Income/(Expense)
Forecasted Adjusted Income/Diluted EPS1	~$15.1 - $15.6	~$2.18 - $2.25
Purchase Accounting Impacts, Net of Tax
(2.4)

(0.35)

Adapting to Scale Costs, Net of Tax
(2.4 - 2.7)

(0.35 - 0.38)

Forecasted Reported Net Income/Diluted EPS	~ $10.0 - $10.8	~$1.45 - $1.55

Full-Year 2008 Forecast

($ billions, except per-share amounts)
	Net Income(a)	Diluted EPS(a)
Income/(Expense)
Forecasted Adjusted Income/Diluted EPS1	~$15.6 – $16.6	~$2.31 - $2.45
Purchase Accounting Impacts, Net of Tax
(2.0)

(0.30)

Adapting to Scale Costs, Net of Tax
(1.5 – 1.8)

(0.22 – 0.26)

Forecasted Reported Net Income/Diluted EPS	~ $11.8 - $13.1	~$1.75 - $1.93

(a) Forecasts in the table exclude the effects of business-development transactions not completed as of December 31, 2006.

1 “Adjusted income” and “adjusted diluted earnings per share (EPS)” are defined as reported net income and reported diluted EPS excluding purchase-accounting adjustments, acquisition-related costs, discontinued operations, cumulative effect of a change in accounting principles and certain significant items. As described under Adjusted Income in the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of Pfizer’s Form 10-Q for the quarterly period ended October 1, 2006, management uses adjusted income, among other factors, to set performance goals and to measure the performance of the overall company. We believe that investors’ understanding of our performance is enhanced by disclosing this measure. Reconciliations of forecasted full-year 2007 and 2008 adjusted income and adjusted diluted EPS to forecasted reported net income and reported diluted EPS are provided in the materials accompanying this report. The adjusted income and adjusted diluted EPS measures are not, and should not be viewed as, substitutes for U.S. GAAP net income and diluted EPS.

DISCLOSURE NOTICE: The information contained in this document and the attachments is as of January 22, 2007. The Company assumes no obligation to update any forward-looking statements contained in this document or the attachments as a result of new information or future events or developments.

This document and the attachments contain forward-looking information about the Company’s financial results and estimates, business plans and prospects, in-line products, and product candidates that involve substantial risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast”, and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans and prospects. Among the factors that could cause actual results to differ materially are the following: the success of research and development activities; decisions by regulatory authorities regarding whether and when to approve our drug applications as well as their decisions regarding labeling and other matters that could affect the availability or commercial potential of our products; the speed with which regulatory authorizations, pricing approvals, and product launches may be achieved; the success of external business development activities; competitive developments, including with respect to competitor drugs and drug candidates that treat diseases and conditions similar to those treated by our in-line drugs and drug candidates; the ability to successfully market both new and existing products domestically and internationally; difficulties or delays in manufacturing; trade buying patterns; the ability to meet generic and branded competition after the loss of patent protection for our products and competitor products; the impact of existing and future regulatory provisions on product exclusivity; trends toward managed care and health care cost containment; possible U.S. legislation or regulatory action affecting, among other things, pharmaceutical pricing and reimbursement, including under Medicaid and Medicare, the importation of prescription drugs that are marketed outside the U.S. and sold at prices that are regulated by governments of various foreign countries, and the involuntary approval of prescription medicines for over-the-counter use; the impact of the Medicare Prescription Drug, Improvement and Modernization Act of 2003; legislation or regulations in markets outside the U.S. affecting product pricing, reimbursement, or access; contingencies related to actual or alleged environmental contamination; claims and concerns that may arise regarding the safety or efficacy of in-line products and product candidates; legal defense costs, insurance expenses, settlement costs, and the risk of an adverse decision or settlement related to product liability, patent protection, governmental investigations, ongoing efforts to explore various means for resolving asbestos litigation, and other legal proceedings; the Company’s ability to protect its patents and other intellectual property both domestically and internationally; interest rate and foreign currency exchange rate fluctuations; governmental laws and regulations affecting domestic and foreign operations, including tax obligations; changes in generally accepted accounting principles; any changes in business, political, and economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas; growth in costs and expenses; changes in our product, segment, and geographic mix; and the impact of acquisitions, divestitures, restructurings, product withdrawals, and other unusual items, including our ability to realize the projected benefits of our Adapting to Scale multi-year productivity initiative, including the projected benefits of the broadening of this initiative over the next few years. A further list and description of these risks, uncertainties, and other matters can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and in its reports on Forms 10-Q and 8-K.

This document may include discussion of certain clinical studies relating to various in-line products and/or product candidates. These studies typically are part of a larger body of clinical data relating to such products or product candidates, and the discussion herein should be considered in the context of the larger body of data.